EXHIBIT 23.1



                          Independent Auditors' Consent
                          -----------------------------


The Board of Directors and Stockholders
Photonics Corporation
Dallas, Texas


We consent to the incorporation by reference in this Form S-8 Registration Statement, of our report dated March 10, 2003, on our audit of the consolidated financial statements of Photonics Corporation at December 31, 2002 and for the period August 19, 1999 (inception) through December 31, 2002 appearing (incorporated) in the Annual Report on Form 10-KSB for the year ended December 31, 2002.



/s/ Turner, Stone, & Company, L.L.P.
Turner, Stone & Company, L.L.P.
Certified Public Accountants


Dallas, Texas
February 24, 2004